Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
ETF FUND ADMINISTRATION
SERVICING AGREEMENT

THIS AMENDMENT effective as of the last date in the signature block (the “Effective Date”), to the ETF Fund Administration Servicing Agreement dated as of May 26, 2021, as amended (the “Agreement”), is entered into by and between JACOB FUNDS INC., a Maryland corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).
RECITALS
WHEREAS, the Company and USBGFS have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to update the fees listed on Exhibit B; and
NOW, THEREFORE, the parties agree as follows:
1.Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

JACOB FUNDS INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Ryan Jacob	By: /s/ Jason Hadler
Name: Ryan Jacob	Name: Jason Hadler
Title: President	Title: Senior Vice President
Date:	Date: 12/12/2022

Exhibit B
Fee Schedule

New Fund/Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
$ [ ] – first fund
■Subsequent new fund launch – as negotiated

Note: External legal costs are not included in the above fees.

Fund registration services project fee is paid for by the adviser and not the Fund(s).
Fund registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.
Ongoing Annual Regulatory Administration Services - in support of external legal counsel
■$ [ ] if only one fund or $18k if two or three funds in same statutory prospectus
■$[ ] for each of the next three funds in the same statutory prospectus
■Fees negotiated for funds 7+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
■Postage, if necessary
■Federal and state regulatory filing fees
■Expenses from Board of Trustee meetings
■Third party auditing
■EDGAR/iXBRL filing
■All other Miscellaneous expenses

Base Fee for Accounting, Administration, Transfer Agent & Account Services Fee Schedule at May 2021

The following reflects the greater of the basis point fee or annual minimum1 Jacob Asset Management acts as investment adviser to the fund(s) in the Jacob Funds Inc.

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds 1-5 $[ ]            First $[ ] [ ] bps
Funds 6-10 $[ ]            Next $[ ] [ ] bps
Funds 11+ $[ ]            Next $[ ] [ ] bps
Balance [ ]bps

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “the Adviser” launched a Fund on March 1, 2021 and terminated the relationship on June 30, 2022, Adviser would owe U.S. Bank up to 50% of $48,000 ($45,000 admin/acct/ta + $3,000 Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Annual CPI charges waived if all funds in complex participate in U.S. Bank Securities Lending Program.
Fees are calculated pro rata and billed monthly

Accounting, Administration, Transfer Agent & Account Services
(in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated [ ] pricing days annually)
$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments and Agency, Mortgage Backed, and Municipal Bonds
$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, and High Yield Bonds
$[ ] – Interest Rate Swaps, Foreign Currency Swaps
$[ ] – Bank Loans
$[ ] – Swaptions, Intraday money market funds pricing, up to 3 times per day
$[ ] – Credit Default Swaps
$v per Month Manual Security Pricing (>[ ] per day)

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for ICE data used to monitor corporate actions
$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$v per security per month for fund administrative
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund

Fees are calculated pro rata and billed monthly

OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Section 15(C) Reporting
    $[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-    Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report
    Additional 15c reporting is subject to additional charges
    Standard data source – Morningstar; additional charges will apply for other data services
Daily Compliance Services
Base fee – $[ ] per fund per year
Setup – $[ ] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
$[ ] set up fee per fund complex
$[ ] per fund per month
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[ ]
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
The Base Fee includes the following core tax services: M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two). Additional services excluded from the Base Fee are:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
State tax returns - (First two included in core services) – $[ ] per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[ ] Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
−Sign state income tax returns – $[ ] per state return
−Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $[ ] per fund
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC ,Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Fees are calculated pro rata and billed monthly